Exhibit 99.1

McKESSON CORPORATION REPORTS FISCAL 2025 FIRST QUARTER RESULTS

First Quarter Highlights:
•Consolidated revenues of $79.3 billion increased 6%.
•Earnings per diluted share of $7.00 decreased $0.02.
•Adjusted Earnings per Diluted Share of $7.88 increased 8%.
•McKesson's Board of Directors approved a 15% increase to the quarterly dividend, to $0.71 per share. This marks the eighth consecutive year of dividend increases.
•McKesson's Board of Directors approved a $4.0 billion increase to the share repurchase program, bringing the total share repurchase authorization to $9.9 billion as of July 2024.

Fiscal 2025 Outlook:
•Adjusted Earnings per Diluted Share guidance range raised to $31.75 to $32.55, from the previous range of $31.25 to $32.05.
•Fiscal 2025 Adjusted Earnings per Diluted Share guidance range indicates 16% to 19% growth compared to prior year.
•The Company does not forecast GAAP earnings per diluted share1.

IRVING, Texas, August 7, 2024 - McKesson Corporation (NYSE:MCK) today announced results for the first quarter ended June 30, 2024.

Fiscal 2025 First Quarter Result Summary

	First Quarter
($ in millions, except per share amounts)	FY25	FY24	Change
Revenues	$79,283	$74,483	6%
Net income attributable to McKesson Corporation	915	958	(4)
Adjusted Earnings [2]	1,029	993	4
Earnings per diluted common share attributable to McKesson Corporation	7.00	7.02	—
Adjusted Earnings per Diluted Share [2]	7.88	7.27	8
[1] See below under "Fiscal 2025 Outlook" for full explanation
[2] Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions and reconciliation schedules

"McKesson delivered Adjusted Earnings per Diluted Share growth of 8% in the first quarter. As a result of our first quarter performance and confidence for the remainder of the year, we are raising our guidance range for fiscal 2025 Adjusted Earnings per Diluted Share to $31.75 to $32.55," said Brian Tyler, chief executive officer. "I want to thank the McKesson employees for their hard work across the enterprise in service of our customers."

"We continue to advance our strategic priorities leveraging our broad capabilities across the enterprise. Strong momentum continues across our U.S. Pharmaceutical segment, particularly within our broad Oncology offerings. First quarter results were impacted by lower contributions from access programs in our Prescription Technology Solutions segment, and slower growth, including customer mix and demand shifts, in our Medical-Surgical business. We remain confident in our strategy and ability to deliver on our raised fiscal 2025 guidance and longer-term objectives."

"We are also pleased that the Board approved a 15% increase to the dividend, marking the eighth consecutive year of a dividend increase. The Board also authorized a $4.0 billion increase to the share repurchase program. These actions reflect the strong performance and financial position of the Company, and the confidence the Board and Management have in our future growth prospects."

First quarter revenues were $79.3 billion, an increase of 6% from a year ago, primarily driven by growth in the U.S. Pharmaceutical segment, resulting from increased prescription volumes, including higher volumes from specialty products, retail national account customers, and GLP-1 medications.

First quarter earnings per diluted share was $7.00 compared to $7.02 a year ago, a decrease of $0.02.

First quarter Adjusted Earnings per Diluted Share was $7.88 compared to $7.27 a year ago, an increase of 8%, driven by pre-tax gains of $110 million associated with McKesson Ventures' equity investments within corporate expenses, compared to pre-tax losses of $7 million in the first quarter of fiscal 2024, and a lower share count, partially offset by a higher tax rate.

For the first three months of the fiscal year, McKesson returned $609 million of cash to shareholders, which included $527 million of common stock repurchases and $82 million of dividend payments. During the first three months of the fiscal year, McKesson used cash from operations of $1.4 billion, a portion of which was used in support of onboarding new customers, and invested $167 million in capital expenditures, resulting in negative Free Cash Flow of $1.5 billion.

Business Highlights
•Dr. Deborah Dunsire joined McKesson's Board of Directors as an independent director and member of the Board of Director's Compensation and Talent Committee and Finance Committee, effective June 3, 2024.
•McKesson maintains a disciplined approach to capital allocation, centered on delivering sustainable growth and long-term shareholder value. On July 31, 2024, the Board of Directors:
◦Declared a 15% increase to its quarterly dividend from $0.62 per share to $0.71 per share, marking the eighth consecutive year of increases.
◦Approved the company to repurchase up to an additional $4.0 billion of its common shares to a total authorization of $9.9 billion as of July 2024.
•McKesson was named by Forbes as one of America's Best Employers for Diversity in 2024.

U.S. Pharmaceutical Segment
•Revenues were $71.7 billion, an increase of 7%, driven by increased prescription volumes, including higher volumes from specialty products, retail national account customers, and GLP-1 medications.
•Segment Operating Profit was $781 million. Adjusted Segment Operating Profit was $815 million, an increase of 6%, driven by growth in the distribution of specialty products to providers and health systems.

Prescription Technology Solutions Segment
•Revenues were $1.2 billion, flat to the prior year, driven by growth in the technology services business, offset by lower contributions from the third-party logistics business.
•Segment Operating Profit was $203 million. Adjusted Segment Operating Profit of $223 million was unchanged compared to the prior year. Growth in affordability solutions was offset by lower contributions due to the mix of services within our access programs, and higher expenses to support future growth.

Medical-Surgical Solutions Segment
•Revenues were $2.6 billion, an increase of 1%, driven by higher volumes of specialty pharmaceuticals, partially offset by lower volumes, customer mix, and product demand shifts in the primary care channel.
•Segment Operating Profit was $188 million. Adjusted Segment Operating Profit was $200 million, a decrease of 15%, driven by lower volumes, customer mix, and product demand shifts across the primary care sites of care.

International Segment
•Revenues were $3.7 billion, an increase of 6%, driven by higher pharmaceutical distribution volumes in the Canadian business.
•Segment Operating Profit was $90 million. Adjusted Segment Operating Profit was $102 million, an increase of 13%, driven by higher pharmaceutical distribution volumes in the Canadian business.

Fiscal 2025 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. McKesson cannot reasonably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are generally uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson is raising fiscal 2025 Adjusted Earnings per Diluted Share guidance to $31.75 to $32.55 from the previous range of $31.25 to $32.05.

Fiscal 2025 Adjusted Earnings per Diluted Share guidance includes approximately $0.62 related to year-to-date gains associated with McKesson's Ventures' equity investments.

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Wednesday, August 7th at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Event
McKesson management will be participating in the following investor conference:
•Wells Fargo 2024 Healthcare Conference, September 5, 2024

The audio webcast, and a complete listing of upcoming events for the investment community, including details and updates, will be available on McKesson's Investor Relations website.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Interest Expense, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. The discussion of financial outlook, guidance, trends, strategy, plans, assumptions, expectations, commitments, and intentions may also include forward-looking statements. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our publicly available filings with the Securities and Exchange Commission and news releases.

These risk factors include, but are not limited to: we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we may be unsuccessful in achieving our strategic growth objectives; we may be unsuccessful in our efforts to implement initiatives to reduce or optimize our costs; we are impacted by customer purchase reductions, contract non-renewals, payment defaults, and bankruptcies; our contracts with government entities involve future funding and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to limitations that could impede the growth of our data services business; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we are adversely impacted by changes or disruptions in product supply and have had difficulties in sourcing or selling products due to a variety of causes; we might be adversely impacted as a result of our distribution of generic pharmaceuticals; we might be adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; we might be adversely impacted by events outside of our control, such as widespread public health issues, natural disasters, political events and other catastrophic events; we may be adversely affected by global climate change or by legal, regulatory, or market responses to such change; and governance issues and regulations, including those related to social issues, climate change, and sustainability, and stakeholder response thereto may have an adverse effect on our business, financial condition, and results of operations and damage our reputation.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:
Rachel Rodriguez, 469-260-0556 (Investors)
Rachel.Rodriguez@McKesson.com

Media Relations
MediaRelations@McKesson.com

Schedule 1

McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2024	2023	Change
Revenues	$79,283	$74,483	6%
Cost of sales	(76,131)	(71,461)	7
Gross profit	3,152	3,022	4
Selling, distribution, general, and administrative expenses	(2,001)	(1,870)	7
Claims and litigation charges, net	(112)	—	—
Restructuring, impairment, and related charges, net	(10)	(52)	(81)
Total operating expenses	(2,123)	(1,922)	10
Operating income	1,029	1,100	(6)
Other income, net	130	38	242
Interest expense	(75)	(47)	60
Income before income taxes	1,084	1,091	(1)
Income tax expense	(124)	(94)	32
Net income	960	997	(4)
Net income attributable to noncontrolling interests	(45)	(39)	15
Net income attributable to McKesson Corporation	$915	$958	(4)%

Earnings per common share attributable to McKesson Corporation (a)
Diluted	$7.00	$7.02	—%
Basic	$7.04	$7.07	—%

Dividends declared per common share	$0.62	$0.54	15%

Weighted-average common shares outstanding
Diluted	130.7	136.6	(4)%
Basic	129.8	135.5	(4)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2025 and 2024 as well as our
Annual Report on Form 10-K for fiscal 2024.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2024	2023	Change
Net income (GAAP)	$960	$997	(4)%
Net income attributable to noncontrolling interests (GAAP)	(45)	(39)	15
Net income attributable to McKesson Corporation (GAAP)	915	958	(4)
Pre-tax adjustments:
Amortization of acquisition-related intangibles	63	62	2
Transaction-related expenses and adjustments	15	9	67
LIFO inventory-related adjustments	(2)	32	(106)
Gains from antitrust legal settlements	(90)	(118)	(24)
Restructuring, impairment, and related charges, net (1)	10	52	(81)
Claims and litigation charges, net (2)	112	—	—
Other adjustments, net (3)	43	—	—
Income tax effect on pre-tax adjustments	(36)	(1)	—
Net income attributable to noncontrolling interests effect on pre-tax adjustments	(1)	(1)	—
Adjusted Earnings (Non-GAAP)	$1,029	$993	4%

Earnings per diluted common share attributable to McKesson Corporation (GAAP) (a)	$7.00	$7.02	—%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.36	0.35	3
Transaction-related expenses and adjustments	0.10	0.09	11
LIFO inventory-related adjustments	(0.01)	0.17	(106)
Gains from antitrust legal settlements	(0.51)	(0.64)	(20)
Restructuring, impairment, and related charges, net	0.06	0.28	(79)
Claims and litigation charges, net	0.64	—	—
Other adjustments, net	0.24	—	—
Adjusted Earnings per Diluted Share (Non-GAAP) (a)	$7.88	$7.27	8%

Diluted weighted-average common shares outstanding	130.7	136.6	(4)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2024	2023	Change
Gross profit (GAAP)	$3,152	$3,022	4%
Pre-tax adjustments:
LIFO inventory-related adjustments	(2)	32	(106)
Gains from antitrust legal settlements	(90)	(118)	(24)
Adjusted Gross Profit (Non-GAAP)	$3,060	$2,936	4%

Total operating expenses (GAAP)	$(2,123)	$(1,922)	10%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	63	62	2
Transaction-related expenses and adjustments	11	4	175
Restructuring, impairment, and related charges, net (1)	10	52	(81)
Claims and litigation charges, net (2)	112	—	—
Adjusted Operating Expenses (Non-GAAP)	$(1,927)	$(1,804)	7%

Other income, net (GAAP)	$130	$38	242%
Pre-tax adjustments:
Transaction-related expenses and adjustments	(1)	—	—
Other adjustments, net (3)	43	—	—
Adjusted Other Income (Non-GAAP)	$172	$38	353%

Interest expense (GAAP)	$(75)	$(47)	60%
Pre-tax adjustments:
Transaction-related expenses and adjustments	5	5	—
Adjusted Interest Expense (Non-GAAP)	$(70)	$(42)	67%

Income tax expense (GAAP)	$(124)	$(94)	32%
Tax adjustments:
Amortization of acquisition-related intangibles	(15)	(14)	7
Transaction-related expenses and adjustments	(3)	4	(175)
LIFO inventory-related adjustments	1	(8)	113
Gains from antitrust legal settlements	23	30	(23)
Restructuring, impairment, and related charges, net	(2)	(13)	(85)
Claims and litigation charges, net	(28)	—	—
Other adjustments, net	(12)	—	—
Adjusted Income Tax Expense (Non-GAAP)	$(160)	$(95)	68%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2024			2023			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$71,715	$—	$71,715	$67,160	$—	$67,160	7%		7%
Prescription Technology Solutions	1,241	—	1,241	1,244	—	1,244	—		—
Medical-Surgical Solutions	2,636	—	2,636	2,611	—	2,611	1		1
International	3,691	—	3,691	3,468	—	3,468	6		6
Revenues	$79,283	$—	$79,283	$74,483	$—	$74,483	6%		6%

OPERATING PROFIT (1)
U.S. Pharmaceutical (2) (3)	$781	$34	$815	$827	$(56)	$771	(6)%		6%
Prescription Technology Solutions	203	20	223	231	(8)	223	(12)		—
Medical-Surgical Solutions	188	12	200	227	8	235	(17)		(15)
International	90	12	102	57	33	90	58		13
Subtotal	1,262	78	1,340	1,342	(23)	1,319	(6)		2
Corporate expenses, net (2) (4)	(103)	68	(35)	(204)	55	(149)	(50)		(77)
Income before interest expense and income taxes	$1,159	$146	$1,305	$1,138	$32	$1,170	2%		12%

OPERATING PROFIT AS A % OF REVENUES
U.S. Pharmaceutical	1.09%		1.14%	1.23%		1.15%	(14)	bp	(1) bp
Prescription Technology Solutions	16.36		17.97	18.57		17.93	(221)		4
Medical-Surgical Solutions	7.13		7.59	8.69		9.00	(156)		(141)
International	2.44		2.76	1.64		2.60	80		16
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	June 30, 2024	March 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$2,302	$4,583
Receivables, net	23,743	21,622
Inventories, net	25,571	21,139
Prepaid expenses and other	636	626
Total current assets	52,252	47,970
Property, plant, and equipment, net	2,357	2,316
Operating lease right-of-use assets	1,735	1,729
Goodwill	10,118	10,132
Intangible assets, net	2,045	2,110
Other non-current assets	3,163	3,186
Total assets	$71,670	$67,443

LIABILITIES AND DEFICIT
Current liabilities
Drafts and accounts payable	$51,704	$47,097
Current portion of long-term debt	51	50
Current portion of operating lease liabilities	296	295
Other accrued liabilities	4,383	4,915
Total current liabilities	56,434	52,357
Long-term debt	5,584	5,579
Long-term deferred tax liabilities	928	917
Long-term operating lease liabilities	1,466	1,466
Long-term litigation liabilities	6,114	6,113
Other non-current liabilities	2,525	2,610
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 279 and 278 shares issued at June 30, 2024 and March 31, 2024, respectively	3	3
Additional paid-in capital	8,126	8,048
Retained earnings	15,810	14,978
Accumulated other comprehensive loss	(913)	(881)
Treasury shares, at cost, 149 and 148 shares at June 30, 2024 and March 31, 2024, respectively	(24,781)	(24,119)
Total McKesson Corporation stockholders’ deficit	(1,755)	(1,971)
Noncontrolling interests	374	372
Total deficit	(1,381)	(1,599)
Total liabilities and deficit	$71,670	$67,443

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net income	$960	$997
Adjustments to reconcile to net cash used in operating activities:
Depreciation	63	64
Amortization	106	95
Long-lived asset impairment charges	3	28
Deferred taxes	28	(235)
Charges (credits) associated with last-in, first-out inventory method	(2)	32
Non-cash operating lease expense	57	58
Gain from sales of businesses and investments	(86)	(19)
Provision for bad debts	15	6
Other non-cash items	69	35
Changes in assets and liabilities:
Receivables	(2,101)	(2,380)
Inventories	(4,442)	(826)
Drafts and accounts payable	4,616	1,473
Operating lease liabilities	(96)	(80)
Taxes	(211)	236
Litigation liabilities	114	—
Other	(473)	(536)
Net cash used in operating activities	(1,380)	(1,052)

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(106)	(78)
Capitalized software expenditures	(61)	(46)
Proceeds from sales of businesses and investments, net	90	39
Other	(10)	(64)
Net cash used in investing activities	(87)	(149)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	1,361	65
Repayments of short-term borrowings	(1,361)	(65)
Proceeds from issuances of long-term debt	—	991
Repayments of long-term debt	—	(268)
Purchase of U.S. government obligations for the satisfaction and discharge of long-term debt	—	(647)
Common stock transactions:
Issuances	22	27
Share repurchases	(527)	(696)
Dividends paid	(82)	(74)
Other	(222)	(176)
Net cash used in financing activities	(809)	(843)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5)	2
Net decrease in cash, cash equivalents, and restricted cash	(2,281)	(2,042)
Cash, cash equivalents, and restricted cash at beginning of period	4,585	4,679
Cash, cash equivalents, and restricted cash at end of period	2,304	2,637
Less: Restricted cash at end of period included in Prepaid expenses and other	(2)	(1)
Cash and cash equivalents at end of period	$2,302	$2,636

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended June 30,
	2024	2023	Change
GAAP CASH FLOW CATEGORIES
Net cash used in operating activities	$(1,380)	$(1,052)	31%
Net cash used in investing activities	(87)	(149)	(42)
Net cash used in financing activities	(809)	(843)	(4)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5)	2	(350)
Net decrease in cash, cash equivalents, and restricted cash	$(2,281)	$(2,042)	12%

FREE CASH FLOW (NON-GAAP)
Net cash used in operating activities	$(1,380)	$(1,052)	31%
Payments for property, plant, and equipment	(106)	(78)	36
Capitalized software expenditures	(61)	(46)	33
Free Cash Flow (Non-GAAP)	$(1,547)	$(1,176)	32%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

(1)Restructuring, impairment, and related charges, net for the three months ended June 30, 2024 includes pre-tax charges of $10 million ($8 million after-tax), primarily within Medical-Surgical Solutions and Prescription Technology Solutions. The three months ended June 30, 2023 includes pre-tax charges of $52 million ($39 million after-tax), primarily within Corporate expenses, net. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(2)Claims and litigation charges, net for the three months ended June 30, 2024 includes pre-tax charges of $114 million ($86 million after-tax) related to our estimated liability for opioid-related claims of a nationwide group of certain third-party payors. We recorded charges of $57 million ($43 million after-tax) within Corporate expenses, net and $57 million ($43 million after-tax) within U.S. Pharmaceutical. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(3)Other adjustments, net for the three months ended June 30, 2024 includes a pre-tax charge of $43 million ($31 million after-tax) within U.S. Pharmaceutical related to a loss from one of the Company's investments in equity securities. This charge is included under "other income, net" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

(4)During the three months ended June 30, 2024, the Company recognized a pre-tax net gain of $97 million ($72 million after-tax) within Corporate expenses, net related to a recapitalization event of one of our investments in equity securities, which resulted in an increase to the carrying value of this investment. This gain was recorded in “Other income, net” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust legal settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this press release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this press release

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, share repurchases, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.